Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19011) of Microvision, Inc. of our report dated March 27, 1998 appearing in this Annual Report on Form 10-KSB.



PRICE WATERHOUSE LLP
Seattle, Washington
March 31, 1998